As filed with the Securities and Exchange Commission on December 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CHENIERE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1382	95-4352386
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3400 Houston, Texas 77002-4102 (713) 659-1361 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CHENIERE ENERGY, INC.

1997 STOCK OPTION PLAN

(Full Title of the Plan)

Don A. Turkleson

Chief Financial Officer

Cheniere Energy, Inc.

333 Clay Street, Suite 3400

Houston, Texas 77002-4102

(713) 659-1361

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Geoffrey K. Walker

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4757

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Price, par value $.003 per share	2,012,500 shares(3)	$6.265	$12,608,312.50	$1,020.01

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the registrant’s common stock on the American Stock Exchange on December 16, 2003.
(2)	Number of shares to be registered and the offering price per share reflects the 1-for-4 stock split effective as of October 18, 2000.
(3)	Additional shares of common stock issuable to the Cheniere Energy, Inc. 1997 Stock Option Plan as approved by the registrant’s stockholders as of June 12, 2003.

INCORPORATION OF CONTENTS OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

This registration statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E to Form S-8, the registrant hereby incorporates by reference the contents of the registrant’s earlier registration statements, file numbers 333-52479 and 333-35866. The number of shares contained in such earlier registrations have been adjusted to reflect a 1-for-4 stock split effective as of October 18, 2000 so that the aggregate number of shares issuable pursuant to the registrant’s 1997 Stock Option Plan and registered pursuant to this and the earlier registration statements is 2,500,000 shares of common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

*4.1	Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed with the SEC on August 16, 1999 (SEC File No. 000-09092))

*4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.2 to Cheniere’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed with the SEC on August 16, 1999 (SEC File No. 000-09092))

*4.3	By-laws of Cheniere Energy, Inc. as amended through April 7, 1997 (incorporated by reference to Exhibit 3.2 to Cheniere’s Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the SEC on March 29, 1999 (SEC File No. 000-09092))

*4.4	Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere’s Registration Statement on Form S-1 as filed with the SEC on August 27, 1996 (SEC File No.
333-10905))

*4.5	Cheniere Energy, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.25 to Cheniere’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1997 as filed with the SEC on January 14, 1988 (SEC File No. 000-09092))

*4.6	Cheniere Energy, Inc. 1997 Stock Option Plan Amendment No. 1 (incorporated by reference to Exhibit 10.27 to Cheniere’s Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the SEC on March 29, 2000 (SEC File No. 000-09092))

4.7	Cheniere Energy, Inc. 1997 Stock Option Plan Amendment No. 2

4.8	Cheniere Energy, Inc. 1997 Stock Option Plan Amendment No. 3

4.9	Cheniere Energy, Inc. 1997 Stock Option Plan Amendment No. 4

5.1	Opinion of Andrews Kurth LLP

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5)

23.2	Consent of Mann Frankfort Stein & Lipp CPAs, L.L.P.

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of KPMG LLP

23.5	Consent of Ryder Scott Company, L.P.

*	Incorporated by reference as indicated.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of December, 2003.

CHENIERE ENERGY, INC.

By:	/s/ CHARIF SOUKI

Name: Charif Souki
Title: President, Chief Executive Officer
and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 22nd day of December, 2003.

Name and Signature	Title	Date

/s/ CHARIF SOUKI Charif Souki	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 22, 2003

/s/ WALTER L. WILLIAMS Walter L. Williams	Vice Chairman of the Board and Director	December 22, 2003

/s/ DON A. TURKLESON Don A. Turkleson	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 22, 2003

/s/ NUNO BRANDOLINI Nuno Brandolini	Director	December 22, 2003

/s/ KEITH F. CARNEY Keith F. Carney	Director	December 22, 2003

/s/ PAUL J. HOENMANS Paul J. Hoenmans	Director	December 22, 2003

/s/ DAVID B. KILPATRICK David B. Kilpatrick	Director	December 22, 2003

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Pages
4.1	Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed with the SEC on August 16, 1999 (SEC File No. 000-09092))	*

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.2 to Cheniere’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed with the SEC on August 16, 1999 (SEC File No. 000-09092))	*

4.3	By-laws of Cheniere Energy, Inc. as amended through April 7, 1997 (incorporated by reference to Exhibit 3.2 to Cheniere’s Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the SEC on March 29, 1999 (SEC File No. 000-09092))	*

4.4	Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere’s Registration Statement on Form S-1 as filed with the SEC on August 27, 1996 (SEC File No. 333-10905))	*

4.5	Cheniere Energy, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.25 to Cheniere’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1997 as filed with the SEC on January 14, 1988 (SEC File No. 000-09092))	*

4.6	Cheniere Energy, Inc. 1997 Stock Option Plan Amendment No. 1 (incorporated by reference to Exhibit 10.27 to Cheniere’s Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the SEC on March 29, 2000 (SEC File No. 000-09092))	*

4.7	Cheniere Energy, Inc. 1997 Stock Option Plan Amendment No. 2

4.8	Cheniere Energy, Inc. 1997 Stock Option Plan Amendment No. 3

4.9	Cheniere Energy, Inc. 1997 Stock Option Plan Amendment No. 4

5.1	Opinion of Andrews Kurth LLP

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5)

23.2	Consent of Mann Frankfort Stein & Lipp CPAs, L.L.P.

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of KPMG LLP

23.5	Consent of Ryder Scott Company, L.P.

*	Incorporated by reference as indicated.